UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2018

ServisFirst Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36452	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Woodcrest Place, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)	On May 15, 2018, the Company held its Annual Meeting of Stockholders.

(b)	Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. There was no solicitation in opposition to management’s nominees for directors as listed in the Proxy Statement, and all such nominees for director listed in the Proxy Statement were elected. The final results of the voting for directors are set forth below:

Proposal 1

Election of Directors

Nominee	For	Withhold	Abstain	Broker non-votes
Stanley M. Brock	34,818,321	2,004,880	-	12,535,648
Thomas A. Broughton III	36,698,373	124,828	-	12,535,648
J. Richard Cashio	36,603,327	219,874	-	12,535,648
James J. Filler	36,697,183	126,018	-	12,535,648
Michael D. Fuller	36,603,327	219,874	-	12,535,648
Hatton C.V. Smith	36,697,534	125,666	-	12,535,648

Described below are the other matters voted upon at the Annual Meeting and the final number of affirmative votes, negative votes, abstentions and broker non-votes:

Proposal 2

Advisory vote on executive compensation - approved

For	Against	Abstain	Broker non-votes
36,190,062	290,638	342,500	12,535,648

Proposal 3

Ratification of Dixon Hughes Goodman LLP as Independent Registered Public Accounting Firm

for the year ending December 31, 2018 - approved

For	Against	Abstain	Broker non-votes
49,102,329	190,498	66,022	-

As of the record date of the Annual Meeting, 53,136,419 shares of common stock were issued and outstanding, with 49,358,848 shares of common stock represented by proxies at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

/s/ Thomas A. Broughton III
Dated: May 16, 2018	By: Thomas A. Broughton III
Chief Executive Officer